Exhibit 99.2

Independent Auditors’ Report

To the Partners of
FUNimation Productions, Ltd. and

     The FUNimation Store, Ltd.
Fort Worth, Texas

     We have audited the accompanying combined balance sheets of FUNimation Productions, Ltd. and The FUNimation Store, Ltd. (the “Company”) as of December 31, 2004, 2003 and 2002 and the related combined statements of income, partners’ capital and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of FUNimation Productions, Ltd. and The FUNimation Store, Ltd. at December 31, 2004, 2003 and 2002 and the combined results of their operations and their cash flows for the years ended December 31, 2004, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

Dallas, Texas
March 5, 2005

FUNimation Productions, Ltd. and
The FUNimation Store, Ltd.

Combined Balance Sheets

	December 31,
	2004	2003	2002
ASSETS
Cash and cash equivalents	$4,731,362	$4,238,155	$12,355,136
Accounts and royalties receivable, net	28,446,450	13,163,499	4,171,774
Inventories	10,072,945	8,430,554	9,390,151
License fees, net	17,476,232	10,108,053	7,388,477
Production costs, net	3,222,598	4,066,197	3,941,860
Property and equipment, net	2,019,983	1,802,668	1,228,883
Other assets	111,073	173,894	119,813

	$66,080,643	$41,983,020	$38,596,094

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued liabilities	$1,837,122	$1,458,965	$1,488,108
Accrued market development funds	963,351	1,460,564	872,945
Royalties payable	10,499,341	9,187,368	9,360,822
Deferred revenue	452,229	865,272	6,867,693
Notes payable to related parties	4,000,000	4,000,000	4,000,000

Total liabilities	17,752,043	16,972,169	22,589,568

Commitments and contingencies (Note 9)
Partners’ capital	48,328,600	25,010,851	16,006,526

	$66,080,643	$41,983,020	$38,596,094

See accompanying notes to combined financial statements.

FUNimation Productions, Ltd. and
The FUNimation Store, Ltd.

Combined Statements of Income

	Years Ended December 31,
	2004	2003	2002
Revenues:
Wholesale and retail sales	$47,346,974	$59,688,252	$41,880,689
License and royalty revenue	21,909,306	20,210,716	18,033,166
Broadcast revenue	2,722,985	844,435	3,772,136
Other	413,683	886,200	15,496

	72,392,948	81,629,603	63,701,487

Costs and expenses:
Cost of wholesale and retail sales	15,951,217	23,841,637	14,802,202
Royalty expense	15,539,904	18,246,920	15,012,341
Selling, general and administrative	10,532,381	8,527,347	8,529,454
Depreciation and amortization	231,697	189,374	182,021
Interest expense — related parties	320,000	320,000	293,320

	42,575,199	51,125,278	38,819,338

Net income	$29,817,749	$30,504,325	$24,882,149

See accompanying notes to combined financial statements.

FUNimation Productions, Ltd. and
The FUNimation Store, Ltd.

Combined Statements of Partners’ Capital

	General	Limited
	Partners	Partners	Total
Balance at January 1, 2002	$41,244	$4,083,133	$4,124,377
Distributions to partners	(130,000)	(12,870,000)	(13,000,000)
Net income	248,821	24,633,328	24,882,149

Balance at December 31, 2002	160,065	15,846,461	16,006,526
Distributions to partners	(215,000)	(21,285,000)	(21,500,000)
Net income	305,043	30,199,282	30,504,325

Balance at December 31, 2003	250,108	24,760,743	25,010,851
Distributions to partners	(65,000)	(6,435,000)	(6,500,000)
Net income	298,177	29,519,572	29,817,749

Balance at December 31, 2004	$483,285	$47,845,315	$48,328,600

See accompanying notes to combined financial statements.

FUNimation Productions, Ltd. and
The FUNimation Store, Ltd.

Combined Statements of Cash Flows

Increase (Decrease) in Cash and Cash Equivalents

	Years Ended December 31,
	2004	2003	2002
Cash Flows from Operating Activities:
Net income	$29,817,749	$30,504,325	$24,882,149
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for returns and doubtful accounts	21,138,114	18,537,988	15,876,587
Amortization of license advances	2,872,016	5,872,668	1,204,534
Amortization of production costs	4,047,482	2,683,708	1,858,059
Depreciation of capital assets	231,697	189,375	182,021
Changes in deferred revenue	(413,043)	(6,002,421)	5,530,738
Changes in assets and liabilities:
Accounts receivable	(36,421,065)	(27,529,713)	(22,653,249)
Inventory	(1,642,391)	959,597	(5,231,415)
Prepaid expenses and other assets	(37,179)	(54,081)	15,403
License advance expenditures	(10,240,195)	(8,592,244)	(6,873,080)
Production cost expenditures	(3,203,883)	(2,808,045)	(1,850,092)
Accounts payable	201,875	(117,516)	288,893
Accrued expenses	176,282	88,373	35,377
Accrued market development funds	(497,213)	587,619	780,937
Royalties payable	1,311,973	(173,454)	4,575,798

Net cash provided by operating activities	7,342,219	14,146,179	18,622,660

Cash flows from investing activities:
Bond collected (paid)	100,000	—	(100,000)
Capital expenditures	(449,012)	(763,160)	(1,148,604)

Net cash used in investing activities	(349,012)	(763,160)	(1,248,604)

Cash flows used in financing activities —
Distributions to partners	(6,500,000)	(21,500,000)	(13,000,000)

Net increase (decrease) in cash and cash equivalents	493,207	(8,116,981)	4,374,056
Cash and cash equivalents, beginning of year	4,238,155	12,355,136	7,981,080

Cash and cash equivalents, end of year	$4,731,362	$4,238,155	$12,355,136

Supplemental disclosure of cash flow information:
Cash paid for interest	$320,000	$320,000	$293,320

See accompanying notes to combined financial statements.

FUNimation Productions, Ltd. and
The FUNimation Store, Ltd.

Notes to Combined Financial Statements

Note 1 — Organization and Summary of Significant Accounting Policies

     Organization and Business — FUNimation Productions, Ltd. (“Productions”), a limited partnership, is a diversified entertainment company whose operations consist primarily of the acquisition and production of animated television films for distribution and licensing to domestic broadcast and cable television networks as well as wholesale sales of those films in VHS and DVD formats to customers throughout North America. In addition, Productions also engages in the acquisition of merchandising licenses.

     The FUNimation Store, Ltd. (the “Store”), a limited partnership, is a retail company that sells related program merchandise primarily through the internet. Sales by Store approximated $2,490,000, $3,257,000 and $4,218,000 during 2004, 2003 and 2002 respectively.

     Principles of Combination — The combined financial statements include the accounts of Productions and Store (“the Company”). Productions was formed in 1994 as an S-corporation. In 1999, Productions elected to become a limited partnership. The Store was formed at the beginning of 2000 as a limited partnership. Both Productions and the Store are owned by partners that have substantially the same ownership. All significant intercompany balances and transactions have been eliminated in combination.

     Partner Capital Accounts — The Companys’ partnership agreements each provide that the net cash flow (as defined) shall be distributed to the general and limited partners in accordance with their partnership percentage. Profits and losses (as defined) shall be allocated among the general and limited partners in the same proportions as net cash flow described above.

     Management’s Estimates and Assumptions — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance.

     Fair Value of Financial Instruments — The carrying amount of the Company’s financial instruments, which principally include cash, trade receivables, accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of such instruments. The fair value of the Company’s debt instruments approximates the amount of future cash flows associated with each instrument. The carrying value of debt instruments are not materially different from fair value, as the interest rate approximates rates currently available to the Company.

     Cash and Cash Equivalents — Investments in highly liquid securities with original maturities of three months or less are considered cash equivalents.

     Accounts and Royalties Receivable — Accounts receivable represent trade receivables from customers less allowances for doubtful accounts and returns. Such allowances are established by management based on historical experience and evaluation of specific accounts. The Company generally does not require collateral from customers. Receivables are charged against the allowance for doubtful accounts when management determines such accounts are uncollectible.

     Royalties receivable represent uncollected royalties earned on sale of licensed products, less allowances for doubtful accounts.

     A reserve for sales returns is established based on historical trends in product return rates. The reserve for sales returns as of December 31, 2004, 2003 and 2002 was $10,511,114, $17,322,424 and $20,247,958, respectively, for estimated future returns that were recorded as an offset to our revenues and accounts receivable. If the actual returns were to deviate from the historical data on which the reserve had been established, our revenues could be adversely affected.

     Revenue Recognition — All revenue is recognized upon meeting the recognition requirements of American Institute of Certified Public Accountants Statement of Position (“SOP”) 00-2, Accounting by Producers or Distributors of Films. Revenues from home video distribution are recognized, net of an allowance for estimated returns, in the period in which the product is available for sale by the Company’s customers (generally upon shipment to the customer and in the case of new releases, after “street date” restrictions lapse). Revenues from broadcast licensing and home video sublicensing are recognized when the programming is available to the licensee and other recognition requirements of SOP 00-2 are met. Fees received in advance of availability are deferred until revenue recognition requirements have been satisfied. Royalties on sales of licensed products are recognized in the period earned. In all instances, provisions for uncollectible amounts are provided at the time of sale.

     Inventories — Inventories consist primarily of finished products for sale and are carried at the lower of cost (first-in, first-out method) or market. Management periodically reviews inventory and provides reserves for excess, obsolete or damaged inventory based on changes in customer demand, technology and other economic factors.

     Participation Costs and License Fees — License Fees represent fixed minimum advance payments made to program suppliers for exclusive distribution rights. Distribution rights are granted under licensing agreements with initial terms that generally range from five to seven years. A program supplier’s share of distribution revenues (Participation Cost) is retained by the Company until the share equals the License Fees paid to the program supplier plus recoupable production costs. Thereafter, any excess is paid to the program supplier. License Fees are amortized as recouped by the Company. Participation costs are accrued in the same ratio that current period revenue for a title or group of titles bear to the estimated remaining unrecognized ultimate revenue for that title.

     Production Costs — Production costs represent unamortized costs of films and television programs, which have been produced by Productions or for which Productions has acquired distribution rights. Costs of produced films and television programs include all production costs, which are expected to be recovered from future revenues. Amortization of production costs is determined based on the ratio that current revenue earned from the films and television programs bear to the ultimate future revenue, as defined by SOP 00-2.

     When estimates of total revenues and costs indicate that an individual title will result in an ultimate loss, an impairment charge is recognized to the extent that license fees and production costs exceed estimated fair value, based on discounted cash flows, in the period when estimated.

     Property, Equipment and Depreciation — Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives (3 to 20 years) of the assets using the straight-line method. The Company periodically reviews the carrying value of its long-lived assets for possible impairment. In management’s opinion, there is no impairment of such assets at December 31, 2004, 2003 and 2002.

     Royalties Payable — Royalties payable represents management’s estimate of accrued and unpaid ultimate participation costs as of the end of the fiscal year. Royalties are generally due and paid to the licensor one month after each quarterly period for sales of merchandise and license fees received.

     The Company expects to pay 100% of accrued royalties during the next twelve months ended December 31, 2005.

     Advertising — Advertising costs are expensed as incurred. Advertising expense amounted to approximately $2,376,000, $2,339,000 and $1,244,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

     Market Development Funds — In accordance with Emerging Issues Task Force (“EITF”) 01-09, Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products, the Company has classified market development funds deducted from payment for purchases by customers as a reduction to revenues.

     Shipping Income and Expenses — In accordance with EITF 00-10, Accounting for Shipping and Handling Fees and Costs, the Company classifies amounts billed to customers for shipping fees as revenues, and classifies costs related to shipping as cost of sales.

     Income Taxes — The Company is not a taxpaying entity for federal income tax purposes; accordingly, a provision for income taxes has not been recorded in the accompanying financial statements. Partnership income and losses are reflected in the partners’ individual or corporate income tax returns in accordance with their ownership percentages.

     Impairment of Long-Lived and Intangible Assets — In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company evaluates the recoverability of the carrying amount of its long-lived assets and certain identifiable intangibles to be held and used by the Company. Such reviews are performed at least annually and whenever events or changes in circumstances indicate full recoverability is questionable.

     Assessment of recoverability includes a comparison of the asset’s carrying value to the sum of the undiscounted estimated future cash flows anticipated to be generated from the asset’s use and eventual disposition. If the Company determines that impairment has occurred, the measurement of the impairment will be equal to the excess of the asset’s carrying amount over its fair value. Factors used in ascertaining the estimated fair value include operating income before interest and television ratings, among others. Should the review determine impairment, the loss will be recognized through the statement of income, and the corresponding asset value will be reduced.

     Concentration of Credit Risk — Productions and the Store maintain cash and cash equivalents, including investments in money market securities, with various financial institutions. At December 31, 2004, 2003 and 2002, such amounts exceeded federally insured limits by approximately $5,203,238, $6,177,000, and $15,794,000, respectively. Management believes the risk of loss related to these balances is minimal.

     As of December 31, 2004, 2003 and 2002 four, two and two customers made up 80%, 81% and 80% of gross accounts receivable, respectively. During the years ended December 31, 2004, 2003 and 2002, four, three, and three customers made up 72%, 72% and 77% of gross wholesale and retail sales, respectively. During the year ended December 31, 2004, one licensor made up approximately 80% of license and royalty revenue. Revenue from this licensor included $10,000,000 related to a contract effective as of December 2004, and is included in accounts and royalties receivable at December 31, 2004.

     The Company operates under exclusive distribution rights granted by approximately 15 licensors. During the years ended December 31, 2004, 2003 and 2002 82%, 92% and 95% of revenue, respectively, was derived from sales of products under multiple licensing arrangements with two licensors. The inability to access future licenses through a loss of these licensor relationships could have a material negative effect on the operations of the Company.

     New Accounting Pronouncements — In November 2004, the FASB issued SFAS No. 151, “Inventory Costs,” which amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The adoption of this standard is not expected to have a material impact on the financial condition or net income of the Company.

     In December 2004, the FASB issued Statement No. 123 (revised 2004), Share-Based Payment. This standard eliminated the alternative of accounting for share-based compensation using APB Opinion No. 25. The revised standard generally requires the recognition of the cost of employee services based on the grant date fair value of equity or liability instruments issued. The effective date for the company is the beginning of the year ended December 31, 2006. The impact of the adoption on the company’s financial position or net income has not been determined.

Note 2 — Accounts and Royalties Receivables, net

     Accounts and royalties receivable, net consist of the following:

	December 31,
	2004	2003	2002
Accounts and royalties receivable	$39,658,430	$30,724,287	$24,529,155
Allowance for doubtful accounts	(700,866)	(238,364)	(109,423)
Allowance for sales returns	(10,511,114)	(17,322,424)	(20,247,958)

	$28,446,450	$13,163,499	$4,171,774

     A rollforward of the allowance for sales returns is as follows:

	December 31,
	2004	2003	2002
Beginning balance	$17,322,424	$20,247,958	$17,677,520
Allowance accrual	20,699,135	18,409,047	15,767,164
Less: Actual returns	27,510,445	21,334,581	13,196,726

Ending balance	$10,511,114	$17,322,424	$20,247,958

Note 3 — License Fees, net

     License fees, net consist of the following:

	December 31,
	2004	2003	2002
License fees	$32,264,142	$22,023,946	$13,431,702
Accumulated amortization	(14,787,910)	(11,915,893)	(6,043,225)

	$17,476,232	$10,108,053	$7,388,477

     Amortization of license fees was $2,872,000, $5,873,000 and $1,204,000 for the years ended December 31, 2004, 2003 and 2002 respectively. These amounts have been included in royalty expense in the accompanying statements of income. License fees are amortized as recouped by the Company.

Note 4 — Production Costs, net

     Production costs, net consist of the following:

	2004	2003	2002
Production costs	$13,516,527	$10,312,644	$7,504,599
Accumulated amortization	(10,293,929)	(6,246,447)	(3,562,739)

	$3,222,598	$4,066,197	$3,941,860

     The Company expects to amortize 100% of the December 31, 2004 unamortized production costs by December 31, 2007. The Company expects to amortize approximately $1,289,000 of production costs during the year ended December 31, 2005. Amortization of production costs was approximately $4,047,000, $2,684,000 and $1,858,000 for the years ended December 31, 2004, 2003 and 2002 respectively. These amounts have been included in cost of sales in the accompanying statements of income.

Note 5 — Property and Equipment, net

     Property and equipment, net consists of the following:

		December 31,
	Useful Life	2004	2003	2002
Land	—	$217,560	$200,136	$200,136
Building	20 years	1,525,674	1,288,490	736,606
Fixtures and equipment	3-7 years	844,077	649,674	438,398

		2,587,311	2,138,300	1,375,140
Accumulated depreciation and amortization		(567,328)	(335,632)	(146,257)

		$2,019,983	$1,802,668	$1,228,883

Note 6 — Notes Payable to Related Parties

     Notes payable to parties related by common ownership consists of the following:

	December 31,
	2004	2003	2002
Wise Resources, Ltd.	$1,000,000	$1,000,000	$1,000,000
DCJC, Ltd.	1,000,000	1,000,000	1,000,000
Wise Capital, Ltd.	1,000,000	1,000,000	1,000,000
Coventry Asset Management, Ltd.	1,000,000	1,000,000	1,000,000

	$4,000,000	$4,000,000	$4,000,000

     The notes have interest only payments payable annually at 8%. The notes mature November 1, 2006 and are collateralized by all the assets of Productions. These amounts were paid in full subsequent to yearend.

Note 7 — Related Party Leases

     Productions and the Store occupy facilities, which are owned by parties related by common ownership. Such leases are month-to-month. Lease expense approximated $437,000, $304,000 and $184,000 for the years ended December 31, 2004, 2003, and 2002, respectively. Lease payments to related parties approximated $423,000, $259,000 and $147,000 for the years ended December 31, 2004, 2003 and 2002 respectively.

Note 8 — Retirement Plan

     Employees of Productions may participate in the FUNimation Productions, Ltd. 401(k) Profit Sharing Plan (the “Plan”), whereby eligible employees may elect to make contributions pursuant to a salary reduction agreement upon meeting age requirements. In addition, Productions may make discretionary matching contributions to the Plan up to 3% of each eligible employee’s salary. Productions made contributions to the Plan of approximately $80,000, $53,000 and $43,000 for the years ended December 31, 2004, 2003, and 2002, respectively.

Note 9 — Commitments and Contingencies

     Productions and the Store are involved in various lawsuits and proceedings arising out of the ordinary course of business. Management and legal counsel do not believe that the ultimate resolution of these claims will have a material effect on the results of operations or financial position of Productions or the Store.

     Productions has an employment agreement with an owner and officer that provides that 1% of profits on its major license be paid quarterly, payments in 2004, 2003 and 2002 totaled $104,000, $175,000 and $210,000, respectively.

Note 10 — Subsequent Event — Proposed Sale of Company

     On January 10, 2005, the Company executed a definitive agreement with Navarre Corporation, to sell 100% of the general and limited partnership interests in Productions and Store. It is anticipated that the transaction will close on or prior to March 31, 2005, subject to satisfaction of customary conditions including a requirement that Navarre shall have obtained financing sufficient to consummate the transaction.